UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2013

 ADVANCED VENTURES CORP.
(Exact name of registrant as specified in its charter)

 Delaware
(State or other jurisdiction
of incorporation

 333-169861
(Commission
File Number)

 42-1772663
(IRS Employer
Identification No.)

 No. 6 Houjiayu, Wangzuoxiang
Beijing, China
(Address of principal executive offices)

 100000
(Zip Code)

Registrant's telephone number, including area code +852-53872543

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act

       (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

      (17 CRF 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sales of Equity Securities.

On October 18, 2013, we completed a shares-for-debt private placement with 10 individuals involving the sale of an aggregate of 80,634,500 shares of our common stock at a subscription price of $0.002 per share, in settlement of an aggregate of $161,269 owed by us to the shares-for-debt purchasers.

With respect to such issuance of shares of our common stock in connection with the private placement described above, we relied on the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation S, based on representations and warranties provided by the purchasers of the shares in their respective subscription agreements entered into between each purchaser and us.

SECTION 9 - Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits

Exhibit

Description

10.1

Form of Shares for Debt Subscription Agreement for Common Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2013

ADVANCED VENTURES CORP.

By:

/s/ Vincent Kim

Name:

Vincent Kim

Title:

Director